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                                                                     EXHIBIT XIV


                               FORM OF GUARANTY

     This GUARANTY dated as of December 5, 1997 is by __________________________ (the "Guarantor") in favor of Och-Ziff Capital Management, L.P., a Delaware limited partnership (the "Purchaser").

                                   RECITALS:
                                   ---------

     A. Prime Group VI, L.P., an Illinois limited partnership (the "Company"), has entered into a Note Purchase Agreement, dated as of the date hereof (as at any time amended, restated, modified or supplemented, the "Note Purchase Agreement"), with the Purchaser, pursuant to which the Purchaser has agreed to purchase the Note (as defined in the Note Purchase Agreement) from the Company.

     B.  The Guarantor is a limited partner of the Company.

     C. The Guarantor will derive substantial economic benefits from the Company's sale of the Note and application of proceeds thereunder.

     D. In connection with the purchase of the Note under the Note Purchase Agreement, and as a condition precedent thereto, the Purchaser is requiring that the Guarantor shall have executed and delivered this Guaranty.

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce the Purchaser to purchase the Note under the Note Purchase Agreement, it is agreed as follows:

     Section 1.  DEFINITIONS.  Capitalized terms used herein shall have the
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meanings assigned to them in the Note Purchase Agreement, unless the context otherwise requires or unless otherwise defined herein. References to this "Guaranty" shall mean this Guaranty, including all amendments, modifications and supplements, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.

     Section 2.  GUARANTY.

     2.1  Guaranty.  The Guarantor hereby guarantees to the Purchaser, and its
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successors and assigns, the prompt payment in full when due (whether at stated
maturity, by acceleration or otherwise) of the principal of and interest on the Note purchased by the Purchaser to, and the Note held by the Purchaser of, the Company and all other amounts from time to time owing to the Purchaser by the Company under the Note Purchase Agreement, the Note and any of the other Transaction Documents (such obligations being herein collectively referred to as, the "Guaranteed Obligations"). The Guarantor hereby further agrees that, if the Company shall

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fail to pay in full when due (whether at stated maturity, on a Mandatory
Redemption Event, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

     2.2 Obligations Unconditional. The obligations of the Guarantor under
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Section 2.1 hereof are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Note Purchase Agreement, the Note or any other Transaction Documents or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.2 that the obligations of the Guarantor hereunder shall be absolute and unconditional, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of the Guarantor under this Guaranty:

          (i) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) the performance (other than full performance or payment of the Guaranteed Obligations) or non-performance of any of the acts mentioned in any of the provisions of the Note Purchase Agreement or the Note or any other agreement or instrument referred to herein or therein;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Note Purchase Agreement or the Note or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

          (iv) any lien or security interest granted to, or in favor of, the Purchaser as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantor hereby expressly waives, to the extent permitted by applicable law, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Purchaser exhaust any right, power or remedy or proceed against the Company under the

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Note Purchase Agreement or the Note or any other agreement or instrument referred to herein or therein, or against any other Person under this Guaranty or any other guarantee of, or security for, any of the Guaranteed Obligations. Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any offsets or defenses, of any kind, against the Purchaser. Guarantor further agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses.

     2.3 Reinstatement. The obligations of the Guarantor under this Guaranty
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shall be automatically reinstated if and to the extent that, for any reason, any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Purchaser on demand for all reasonable out-of-pocket costs and expenses (including without limitation, reasonable fees of counsel) actually incurred by the Purchaser in connection with such rescission or restoration.

     2.4 Subrogation. The Guarantor hereby agrees that it shall not exercise
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any right or remedy arising by reason of any performance by it of its guarantee hereunder, whether by subrogation, reimbursement, indemnification or otherwise, against the Company or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

    2.5 Remedies. The Guarantor agrees that, as between the Guarantor and the
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Purchaser, the obligations of the Company under the Note Purchase Agreement and the Note may be declared to be forthwith due and payable as provided in the Note as against the Company and that, in the event of such declaration such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guarantor for purposes of Section 2.1. If the Purchaser shall bring an action to enforce this Guaranty, the prevailing party in such action shall be entitled to recover reasonable out-of-pocket costs and attorney fees incurred in such action, including but not limited to costs and fees incurred in connection with any provisional remedies, appeal, confirmation or execution after judgment.

    2.6 Continuing Guarantee. The guarantee provided in this Guaranty is a
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continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

    2.7 Existence. Guarantor (i) is a corporation duly organized, validly
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existing and in good standing under the laws of the state of its organization;
(ii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure so to qualify or to be in good standing would not have a materially adverse effect on (A) the business, operations, prospects or financial condition of the Guarantor, or (B) Guarantor's ability to pay the Guaranteed Obligations in accordance with the terms hereof); and (iii) has the requisite power and authority and the legal right to own, pledge, mortgage and

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operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted.

     2.8 Executive Offices. Guarantor's executive office and principal place of
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business are the same as set forth in Section 3.4 hereof (with respect to notices).

     2.9 Power; Authorization; Enforceable Obligations. The execution, delivery
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and performance of this Guaranty by the Guarantor are within Guarantor's powers, have been duly authorized by all necessary or proper action, are not in contravention of any provision of Guarantor's articles of incorporation or by laws, will not violate any law or regulation, or any order or decree of any court or governmental instrumentality to which the Guarantor is subject or by which the Guarantor is bound, will not conflict with or result in the breach of, or constitute a default under, any material indenture, mortgage, deed of trust, lease, agreement or other material instrument to which the Guarantor is a party or by which the Guarantor or any of its property is bound, will not result in the creation or imposition of any Lien upon any of the property of the Guarantor. This Guaranty has been duly executed and delivered on behalf of the Guarantor, and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equity principles.

     2.10 Litigation. There is no legal or arbitral proceeding by or before
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any governmental authority now pending or (to the knowledge of the Guarantor)
threatened, against the Guarantor with respect to which an order adverse to the Guarantor is reasonably likely and which, if adversely determined, could reasonably be expected to have a material adverse effect on the financial condition, operations, business or prospects of the Guarantor.

     2.11 Approvals. No authorizations, approvals or consents of, and no filings
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or registrations with, any governmental authority are necessary for the execution, delivery or performance by the Guarantor of the Transaction Documents to which the Guarantor is a party or for the validity or enforceability thereof, except for Uniform Commercial Code filings in respect of the Liens created pursuant to the Guarantor's Security Documents.

     2.12 Taxes. The Guarantor has filed all United States Federal income tax
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returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns.

     2.13 Solvency. After giving effect to the assumption of the contingent
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indebtedness under this Guaranty, the disbursement of the proceeds of the Note and the other transactions contemplated by the Transaction Documents, the Guarantor is solvent on the date hereof.

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     2.14 Information. The Guarantor shall deliver to the Purchaser from time to
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time such information regarding the business, affairs or financial condition of the Guarantor as the Purchaser may reasonably request.

     2.15 Notice of Litigation. The Guarantor will promptly give to the
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Purchaser notice of any legal or arbitral proceedings by or before any governmental authority, and any material development in respect of such legal or other proceedings, affecting the Guarantor, except proceedings which are not reasonably likely to be determined adversely to the Guarantor or which if determined adversely to the Guarantor, could not reasonably be expected to have a material adverse effect on the financial condition, operations, business or prospects of the Guarantor.

     2.16 Maintenance of Existence. The Guarantor will preserve and maintain its
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existence.

     2.17 Modifications of Brookdale Documents. The Guarantor will not send any
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notice under, or request or consent to, any modification, supplement or waiver of any of the provisions of the Registration Rights Agreement or other agreement to which BLCI and the Guarantor are parties in a manner which adversely affects the interests of the Company or the Purchaser without the prior written consent of the Purchaser.

     2.18 Benefit of Guaranty. The provisions of this Guaranty are for the
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benefit of the Purchaser and its successors and assigns, and nothing herein contained shall impair, as between the Company and the Purchaser, the obligations of Company under the Transaction Documents.

     2.19 Further Assurances. The Guarantor agrees, upon the written request of
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the Purchaser, to execute and deliver to the Purchaser, from time to time, any additional instruments or documents reasonably considered necessary by the Purchaser to cause this Guaranty to remain valid and effective in accordance with its terms.

     2.20 Payments Free and Clear of Taxes. Any payments required to be made by
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the Guarantor hereunder shall be made to the Purchaser, free and clear of and without deduction for, any and all present and future taxes, withholdings, levies, duties, and other governmental charges, excluding such income and franchise taxes of the United States and any political subdivision thereof which would otherwise have been payable by the Company if the Company had paid the Guaranteed Obligations to Purchaser in accordance with the terms of the Transaction Documents.


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     Section 3. MISCELLANEOUS.
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     3.1 Entire Agreement; Amendments. This Guaranty, together with the other
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Transaction Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the amounts due under the Note and the other Transaction Documents and/or the Guaranteed Obligations and may not be amended or supplemented except by a writing signed by the Guarantor and the Purchaser.

     3.2 Headings. The headings in this Guaranty are for convenience of
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reference only and are not part of the substance of this Guaranty.

     3.3 Severability. In the event that any one or more of the provisions
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contained in this Guaranty shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Guaranty shall not be in any way impaired.

     3.4 Notices. A11 notices, communications and instructions required or
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desired to be given under this Guaranty shall be in writing and shall be deemed to given when delivered personally or by verifiable facsimile transmission (with a hard copy to follow by nationally recognized air courier) or on the next business day after timely delivery to a nationally recognized overnight courier, guarantying next day delivery, delivery charges prepaid, or sent by registered or certified mail, return receipt requested, postage prepaid, to the following addresses:

     If to the Purchaser, at:

     Och-Ziff Capital Management, L.P.
     153 East 53rd Street, 43rd Floor
     New York, New York 10022
     Attn: Joel Frank, Chief Financial Officer

     Tel: 212-292-5956
     Fax: 212-292-5950

     If to the Guarantor, at:

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     Tel:
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     Fax:
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     with a copy to:

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     Tel:
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     Fax:
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     With a copy to:

     Winston & Strawn
     35 W. Wacker Drive
     Chicago, Illinois 60601
     Attn: Wayne D. Boberg, Esq.

     Tel: 312-558-5600
     Fax: 312-558-5700

     3.5 Successors and Assigns. This Agreement shall be binding upon and inure
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to the benefit of the parties hereto and their respective successors and permitted assigns. Neither the Guarantor nor the Purchaser may assign its rights or obligations hereunder without the prior written consent of the other party; provided, however, that the Purchaser may at any time assign all but not less than all of its rights and obligations hereunder to a permitted assignee under the Note, without the consent of the Guarantor.

     3.6 Non-Waiver. The failure of the Purchaser to enforce any right or remedy
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hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against the Purchaser, nor excuse the Guarantor from its obligations hereunder. Any waiver of any such right or remedy by the Purchaser must be in writing and signed by the Purchaser.

     3.7 Termination. This Guaranty shall terminate and be of no further force
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or effect at such time as the Guaranteed Obligations shall be paid in full. Upon payment in full of the Guaranteed Obligations, the Purchaser shall deliver to the Guarantor such documents as the Guarantor may reasonably request to evidence termination of this Guaranty.

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     3.8 Counterparts. This Guaranty may be executed in counterparts which shall
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individually and collectively constitute one agreement.

     3.9 Non-Recourse. Anything contained herein, in the Note or in any other
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Basic Document to the contrary notwithstanding, no recourse shall be had for the
Guaranteed Obligations against any shareholder, agent, director, officer or employee of the Guarantor. It is understood that the preceding sentence shall not (A) apply to the obligations of the Guarantor set forth in this Guaranty and
(B) in the event of any malfeasance, such as fraud, misappropriation of funds or intentional material misrepresentation estop the Purchaser from instituting or prosecuting a legal action or proceeding or otherwise making a claim against the Person or Persons committing such malfeasance.

     3.10 Governing Law; Consent to Jurisdiction. (a) This Guaranty shall be
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governed by and construed in accordance with the substantive laws of the State of New York, without giving effect to the choice of law provisions thereof, or remedies hereunder.

     (b) the Guarantor hereby irrevocably agrees that, subject to the Purchaser's sole and absolute election, all actions or proceedings which in any manner arise out of or in connection with or are in any way related to this Guaranty or other related agreements shall be litigated in courts having situs within the County of New York, State of New York, and the Guarantor hereby consents to the jurisdiction of any state or federal court located with the County of New York, State of New York. The Guarantor hereby waives any right it may have to transfer or change the venue of any litigation between the Guarantor and the Purchaser under this Guaranty.

     3.11 Waiver of Jury Trial. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND
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INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY in any action or proceeding which in any manner arises out of or in connection with or is in any way related to this Guaranty or any of the transactions contemplated herein.

     IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the date first written above.

                                       ____________________________

                                       By:
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                                       Name:
                                             ----------------------------------
                                       Title:
                                              ---------------------------------

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Accepted and acknowledged by:

OCH-ZIFF CAPITAL MANAGEMENT, L.P.
By: OCH-ZIFF ASSOCIATES, L.L.C.,
    its General Partner

 By:
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 Name:
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 Title:
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